EXHIBIT 21

                               SUBSIDIARIES
                                    OF
                    INTERNATIONAL MULTIFOODS CORPORATION


      The following is a list of the Company's subsidiaries as of February 28, 1994, except for unnamed subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

                                                       JURISDICTION
                                                       OF
NAME OF SUBSIDIARY                                     INCORPORATION

Damca International Corporation                        Delaware
   Inversiones MONACA, C.A.                            Venezuela
      Molinos Nacionales, C.A. (MONACA)                Venezuela
        Agencia Harinas International, C.A.            Venezuela
        Distribuidora Juana, C.A.                      Venezuela
        Distribuidora Super-Super, C.A.                Venezuela
        Granjas Productoras de Alimentos
                               Concentrados, C.A.      Venezuela
        Harinas Juana Damca, C.A.                      Venezuela
        Inversiones Migdalet, C.A.                     Venezuela
        Precocidos Monica, C.A.                        Venezuela
        Precocidos Payara, C.A.                        Venezuela
        Precocidos Portuguesa, C.A.                    Venezuela
        Servicios De Computacion Y
          Contabilidad "SECON" S.A.                    Venezuela
        Super-Ave S.A.                                 Venezuela
        Super-S, C.A.                                  Venezuela
        The Super Feeds, C.A.                          Venezuela
   Robin Hood Multifoods Inc.                          Ontario
      Multifoods Inc.                                  Ontario
      Gourmet Baker, Inc.                              Ontario
      980964 Ontario Limited                           Ontario
Fantasia Confections, Inc.                             California
International Multifoods Foodservice Corp.             Delaware
   Minnesota Foodservice, Inc.                         Minnesota
JAC Creative Foods, Inc.                               California
   JAC Creative Foods (Canada) Inc.                    Ontario
MINETCO - Minnesota International
                    Export Trading Company, Inc.       Minnesota
Minnetco Bank Limited                                  Cayman Islands
Multifoods Bakery Distributors, Inc.                   Delaware
Multifoods Bakery International, Inc.                  Delaware
Northeast Bakery Company                               Delaware
Prepared Foods, Inc.                                   Delaware
Prepared Foods, Inc.                                   Texas
VSA, Inc.                                              Colorado
   Vendors Supply of America Corporation               Delaware